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                                                                   EXHIBIT 4(i)

      NUMBER                                                                                                    SHARES

8.35% NON CUMULATIVE                                  BANPONCE CORPORATION                               8.35% NON CUMULATIVE
MONTHLY INCOME PREFERRED        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PUERTO RICO           MONTHLY INCOME  PREFERRED
STOCK, 1994 SERIES A                                                                                     STOCK, 1994 SERIES A
                                     THIS CERTIFICATE IS TRANSFERABLE IN SAN JUAN, PUERTO RICO


THIS IS TO CERTIFY THAT                                                                                           CUSIP 066704206





IS THE OWNER OF

         FULLY PAID AND NON-ASSESSABLE SHARES OF THE 8.35% NON-CUMULATIVE MONTHLY INCOME PREFERRED STOCK, 1994 SERIES A OF

             BANPONCE CORPORATION, transferable only on the books of the Corporation by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed.  The designations, preferences, limitations, and relative rights of the 8.35% Non-Cumulative Monthly
             Income Preferred Stock, 1994 Series A, are fixed in the Certificate of Incorporation and the
             Certificate of Resolution filed in the Department of State of the Commonwealth of Puerto Rico.
             This Certificate is not valid until countersigned by the Transfer Agent and registered by the
             Registrar.

                      IN WITNESS WHEREOF the seal of the Corporation is affixed to this Certificate and is signed by duly authorized officers of the Corporation.


                                                      BANPONCE CORPORATION by


                                                                                       ----------------------------------------
                                                                                                 Authorized Officer


                                                                                       ----------------------------------------
                                                                                                 Authorized Officer
                               Date
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         A.      DESIGNATION AND AMOUNT

                 The shares of such series of Preferred Stock shall be designated as the "8.35% Non-Cumulative Monthly Income Preferred
         Stock, 1994 Series A" (hereinafter called the "Series A Preferred
         Stock"), and the number of authorized shares constituting such series shall be 4,000,000.

         B.      DIVIDENDS

                 1. Holders of record of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds of the Corporation legally available therefor, non-cumulative cash dividends at the annual rate per share of 8.35% of the liquidation preference of $25 per share, or $0.173958 per share per month, with each aggregate payment made to each record holder of the Series A Preferred Stock being rounded to the next lowest cent.

                 2.       Dividends on the Series A Preferred Stock will accrue
                          from their date of original issuance and will be
                          payable (when, as and if declared by the Board of
                          Directors of the Corporation out of funds of the
                          Corporation legally available therefor) monthly in
                          arrears in United States dollars commencing on July
                          31, 1994, and on the last day of each calendar month
                          of each year thereafter to the holders of record of
                          the Series A Preferred Stock as they appear
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                                      -2-

                          on the books of the Corporation on the second Business
                          Day (as defined below) immediately preceding the relevant date of payment.

                 3. Dividends on the Series A Preferred Stock will be non-cumulative. The Corporation is not obligated or required to declare or pay dividends on the Series A
                          Preferred Stock, even if it has funds available for the payment of such dividends. If the Board of Directors of the Corporation or an authorized committee thereof does not declare a dividend payable on a dividend payment date in respect of the Series A
                          Preferred Stock, then the holders of the Series A
                          Preferred Stock shall have no right to receive a dividend in respect of the monthly dividend period ending on such dividend payment date.

                 4. The amount of dividends payable for any monthly dividend period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of dividends payable for any period shorter than a full monthly dividend period will be computed on the basis of the actual number of days elapsed in such period.

                 5. Subject to any applicable fiscal or other laws and regulations, each dividend payment will be made by dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder's address as it appears on the register for such Series A Preferred Stock.

                 6.       So long as any shares of the Series A Preferred Stock
                          remain outstanding, the Corporation shall not
                          declare, set apart or pay any dividend or make any
                          other distribution of assets (other than dividends
                          paid or other distributions made in stock of the
                          Corporation ranking junior to the Series A Preferred
                          Stock as to the payment of dividends and as to the
                          distribution of assets upon liquidation, dissolution
                          or winding up of the Corporation) on, or redeem,
                          purchase, set apart or otherwise acquire (except upon
                          conversion or exchange for stock of the Corporation
                          ranking junior to the Series A Preferred Stock as to
                          the payment of dividends and as to the distribution of
                          assets upon liquidation, dissolution or winding up of
                          the Corporation), shares of common stock or of any
                          other class of stock of the Corporation ranking
                          junior to the Series A Preferred Stock as to the
                          payment of dividends or as to the distribution of
                          assets upon liquidation, dissolution or winding up of
                          the Corporation, unless (i) all
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                                      -3-

                          accrued and unpaid dividends on the Series A
                          Preferred Stock for the twelve monthly dividend periods ending on the immediately preceding dividend payment date shall have been paid or are paid contemporaneously and the full monthly dividend on the Series A Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment and (ii) the Corporation has not defaulted in the payment of the redemption price of any shares of Series A
                          Preferred Stock called for redemption.

                 7.       When dividends are not paid in full on the Series A
                          Preferred Stock and any other shares of stock of the Corporation ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any such other shares of stock of the Corporation will be declared pro rata so that the amount of dividends declared per share on the Series A
                          Preferred Stock and any such other shares of stock will in all cases bear to each other the same ratio that the liquidation preference per share of the Series A Preferred Stock and any such other shares of stock bear to each other.

                 8. Holders of record of the Series A Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of the dividends provided for herein on the shares of Series
                          A Preferred Stock.

         C.      CONVERSION; EXCHANGE

                 The Series A Preferred Stock will not be convertible into or exchangeable for any other securities of the Corporation.

         D.      REDEMPTION AT THE OPTION OF THE CORPORATION

                 1. The shares of the Series A Preferred Stock are not redeemable prior to June 30, 1998. On and after that date, the shares of the Series A Preferred Stock will be redeemable in whole or in part from time to time at the option of the Corporation, upon not less than 30 nor more than 60 days' notice by mail, at the redemption prices set forth below, during the twelve-month periods beginning on June 30 of the years set forth below, plus accrued and unpaid dividends for the then current monthly dividend period to the date fixed for redemption.

                          YEAR                               REDEMPTION PRICE
                          ----                               ----------------

                          1998  . . . . . . . . . . . . . .       $26.25
                          1999  . . . . . . . . . . . . . .       $26.00
                          2000  . . . . . . . . . . . . . .       $25.75
                          2001  . . . . . . . . . . . . . .       $25.50
                          2002 and thereafter   . . . . . .       $25.00
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                                      -4-

                 2. In the event that less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed in any redemption at the option of the Corporation, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem equitable.

                 3. Notice of any proposed redemption shall be given by the Corporation by mailing a copy of such notice to the holders of record of the shares of Series A
                          Preferred Stock to be redeemed, at their address of record, not more than sixty nor less than thirty days prior to the redemption date.

                 4. Notice having been mailed as aforesaid, from and after the redemption date (unless default be made in the payment of the redemption price for any shares to be redeemed), all dividends on the shares of Series A
                          Preferred Stock called for redemption shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares (except the right to receive the redemption price, on presentation and surrender of the respective certificates representing the redeemed shares), shall cease on the redemption date.

                 5. At its option, the Corporation may, on or prior to the redemption date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series A Preferred Stock to be redeemed with a bank or trust company designated by the Corporation, to be held in trust by the Depositary for payment to the holders of the shares of the Series A Preferred Stock to be redeemed. If

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                                      -5-

                          such deposit is made and the funds so deposited are made immediately available to the holders of the shares of the Series A Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of Section
                          D.6) from any obligation to make payment of the amount payable upon redemption of the shares of the Series A Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depositary for such payment.

                 6. Any funds remaining unclaimed at the end of two years from and after the redemption date in respect of which such funds were deposited shall be returned to the Corporation forthwith and thereafter the holders of shares of the Series A Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Corporation for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.


         E.      LIQUIDATION PREFERENCE

                 1. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the then record holders of shares of Series A Preferred
                          Stock will be entitled to receive out of the assets of the Corporation available for distribution to shareholders distributions upon liquidation in the amount of $25 per share plus an amount equal to any accrued and unpaid dividends for the current monthly dividend period to the date of payment.

                 2. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A
                          Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of shares of Series A
                          Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

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                                      -6-



                 3. If the assets distributable upon any dissolution, liquidation, or winding up of the Corporation shall be insufficient to permit the payment to the holders of the Series A Preferred Stock of the full preferential amounts aforesaid, then such assets or the proceeds thereof shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the respective amounts the holders of such shares of stock would be entitled to receive if they were paid the full preferential amounts aforesaid.

         F.      VOTING RIGHTS

                 1. Except as described in this Section F, or except as required by applicable law, holders of the Series A
                          Preferred Stock will not be entitled to receive notice of or attend or vote at any meeting of stockholders of the Corporation.

                 2. If the Corporation does not pay dividends in full on the Series A Preferred Stock for eighteen consecutive monthly dividend periods, the holders of outstanding shares of the Series A Preferred Stock, together with the holders of any other shares of stock of the Corporation having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for the purpose, to appoint two additional members of the Board of Directors of the Corporation, to remove any such member from office and to appoint another person in place of such member. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors or an authorized committee thereof will convene a separate general meeting for the above purpose. If the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the Series A Preferred
                          Stock and any such other stock will be entitled to convene such meeting. The provisions of the Certificate of Incorporation and By-laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of dividends in full on the Series A Preferred Stock and each such other series of stock for twelve consecutive monthly dividend periods.

                 3.       Any variation or abrogation of the rights,
                          preferences and privileges of the Series A Preferred
                          Stock by way of amendment of the Corporation's
                          Certificate of Incorporation or otherwise (including,
                          without limitation, the authorization or issuance of
                          any shares of the Corporation ranking, as to dividend
                          rights or rights on liquidation, winding up and
                          dissolution, senior to the Series A Preferred Stock)
                          shall not be effective (unless otherwise required by
                          applicable law) except with the consent in writing of
                          the holders of at least
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                                      -7-

                          two-thirds of the outstanding shares of the Series A
                          Preferred Stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least two-thirds in liquidation preference of the outstanding shares of the Series A
                          Preferred Stock. Notwithstanding the foregoing, the Corporation may, without the consent or sanction of the holders of the Series A Preferred Stock, authorize and issue shares of the Corporation ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series A Preferred Stock.

                 4.       No vote of the holders of the Series A Preferred
                          Stock will be required for the Corporation to redeem or purchase and cancel the Series A Preferred Stock in accordance with the Certificate of Incorporation of the Corporation or the Certificate of Resolution for the Series A Preferred Stock.


         G.      RANK

                 The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation, to the Corporation's Series A Participating Preferred Stock and to all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank junior to the Series A Preferred Stock (or to all series of the Preferred Stock in general); (ii) on a parity with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank on a parity with the Series A Preferred Stock
         (or to all series of the Preferred Stock in general); and (iii) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank senior to the Series A Preferred Stock (or to all series of the Preferred Stock in general). For this purpose, the term "equity securities" does not include debt securities convertible into or exchangeable for equity securities.

         H.      FORM OF CERTIFICATE FOR SERIES A PREFERRED STOCK; TRANSFER AND
                 REGISTRATION

                 1.       The Series A Preferred Stock shall be issued in
                          registered form only.  The Corporation may treat the
                          record holder of a share of Series A Preferred Stock,
                          including the Depository Trust Company and its
                          nominee and any other holder that holds such share on
                          behalf of any other person, as such record holder
                          appears on the books of the registrar for the Series
                          A Preferred Stock, as the sole owner of such share
                          for all purposes.
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                                      -8-

                 2. The transfer of a share of Series A Preferred Stock may be registered upon the surrender of the certificate evidencing the share of Series A
                          Preferred Stock to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the office of the transfer agent and registrar.

                 3.       Registration of transfers of shares of Series A
                          Preferred Stock will be effected without charge by or on behalf of the Corporation, but upon payment (or the giving of such indemnity as the transfer agent and registrar may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

                 4. The Corporation will not be required to register the transfer of a share of Series A Preferred Stock after such share has been called for redemption.

         I.      REPLACEMENT OF LOST CERTIFICATES

                 If any certificate for a share of Series A Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share may be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Corporation in connection with the request as the Board of Directors of the Corporation may determine.

         J.      NO PREEMPTIVE RIGHTS

                 Holders of the Series A Preferred Stock will have no preemptive rights to purchase any securities of the Corporation.

         K.      NO REPURCHASE AT THE OPTION OF THE HOLDERS; MISCELLANEOUS

                 Holders of the Series A Preferred Stock will have no right to require the Corporation to repurchase any shares of Series A Preferred
         Stock, and the shares of Series A Preferred Stock are not subject to any sinking fund or similar obligation. The Corporation may, at its option, purchase shares of the Series A Preferred Stock from holders thereof from time to time, by tender, in privately negotiated transactions or otherwise.